QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.2

        June 27, 2002

MSC.Software Corporation
Two MacArthur Place
Santa Ana, California 92707
Attention: Louis A. Greco

  Re:
  Waiver ("Waiver") under the MSC.Software Corporation Revolving Credit and Term Loan Agreement dated as of April 18, 2002 (the "Credit Agreement") among MSC.Software Corporation (the "Company"), Mechanical Dynamics, Inc. ("MDI"), successor by merger to MSC Acquisition II Corp., the Banks named therein and Comerica Bank, as Agent for the Banks (the "Agent")

Ladies and Gentlemen:

        Reference is made to the Credit Agreement. Except as specifically defined to the contrary herein, capitalized terms used in this Waiver shall have the meanings given them in the Credit Agreement.

        1.    Pursuant to Section 7.11 of the Credit Agreement, the Borrowers are required to maintain certain financial covenant levels. The Borrowers have advised the Agent and the Banks that, for the reporting period ending March 31, 2002, the Borrowers did not maintain Minimum Consolidated EBITDA (Section 7.11) at the required level.

        The Borrowers have requested that the Agent and the Banks waive the default under the Credit Agreement which has resulted from their failure to comply with Section 7.11 of the Credit Agreement for the reporting period ending March 31, 2002.

        Based on the Agent's receipt of approval of the requisite Banks, and subject to the terms and conditions of this Waiver, this letter will confirm that the Banks waive the default under the Credit Agreement which has resulted from the Borrowers' failure to comply with Section 7.11 of the Credit Agreement for the applicable reporting period ending March 31, 2002, and that such waiver will be given retroactive effect to March 31, 2002.

        2.    The Borrowers have informed the Banks that the Company has entered into a secured financing arrangement with a third party, as more particularly described in an email from Lou Greco to the Agent dated May 31, 2002, a copy of which is attached hereto as Attachment 1 (as so described, the "Insurance Premium Facility"). Pursuant to Sections 8.1 (Limitation on Debt) and 8.2 (Limitation on Liens) of the Credit Agreement, the Borrowers are generally prohibited from incurring or assuming any Debt or creating or granting any Liens on any of their assets, except as may otherwise be permitted in the subparagraphs to such Sections. The Company may have been permitted to enter into the Insurance Premium Facility under certain of the subparagraphs to Sections 8.1 and 8.2, but for the existence and continuance of an Event of Default at the time of the closing of the Insurance Premium Facility. Consequently, the Borrowers have requested that the Banks waive the defaults under Sections 8.1 and 8.2 of the Credit Agreement resulting from entry into the Insurance Premium Facility.

        Based on the Agent's receipt of approval of the requisite Banks, and subject to the terms and conditions of this Waiver, this Waiver will confirm that the Banks waive the defaults under Sections 8.1 and 8.2 of the Credit Agreement which resulted from the Company's entry into the Insurance Premium Facility, such waiver to be retroactive to the date of such facility.

        3.    In consideration of the Waiver, the Borrowers agree as follows:

    (a)
    From and after the date of this Waiver, the Borrowers will provide the Banks with updated rolling twelve week cash forecasts on the first and fifteenth of each month (or, if not a Business Day, on the next succeeding Business Day).

    (b)
    Notwithstanding anything to the contrary contained in the Credit Agreement, from and after the date of this Waiver, the aggregate principal amount of all Advances (including

      Advances requested but not funded) under the Revolving Credit (including all Letter of Credit Obligations and Swing Line Advances) shall not exceed $6,727,502 and Letters of Credit shall be issued only in the sole discretion of the Agent.

    (c)
    The Borrowers further agree to deliver (or cause to be delivered) the following items, in each case in form and substance satisfactory to the Agent on or before July 31, 2002 (or as otherwise indicated below):

    (i)
    Satisfactory evidence that MDI West has transferred and assigned (by merger or otherwise) all of its copyrights, trademarks and patents to MDI and that assignments of any registered intellectual property have been submitted for filing with the U.S. Copyright Office and/or the U.S. Patent and Trademark Office, as applicable.

    (ii)
    An amendment to the Security Agreement, executed by the Debtors party thereto, to encumber all of the intellectual property previously owned by MDI West and transferred to MDI pursuant to clause (i) above, to secure the Indebtedness of the Borrowers, and any other documents required by the Agent in connection therewith;

    (iii)
    Landlord Agreements for 2300 Traverwood Drive, Ann Arbor, Michigan; 66 Bovet Road, Suite 200, San Mateo, CA; and 815 Colorado Boulevard, Los Angeles, CA; and

    (iv)
    Opinion of Counsel for Mechanical Dynamics, Inc. and MDI International, Inc. (to be delivered on or before June 30, 2002).

    (d)
    The Borrowers agree that the following is hereby added to the Credit Agreement as Section 9.1(o):

      "(o) an event or circumstance which could reasonably be expected to have a Material Adverse Effect and (i) which occurs on or after June 27, 2002 or (ii) which occurred prior to June 27, 2002, and of which the Banks were not aware on such date".

    (e)
    The Borrowers agree that, from and after the date of this Waiver, no further acquisitions may be conducted as "Permitted Acquisitions."

    (f)
    Notwithstanding Section 10.4 of the Credit Agreement, the existing Pricing Matrix will be replaced by the revised Pricing Matrix attached hereto as Attachment 2, such pricing to be effective retroactively to May 15, 2002. From and after the date of this Waiver, no Eurocurrency-based Advances may be requested or made.

    (g)
    On or before July 15, 2002, the Borrowers agree to engage a financial consultant whose identity and scope of services are acceptable to the Majority Banks, and to cause such financial consultant to fully disclose all information with respect to the Company and its Subsidiaries as may be requested from time to time by the Agent or any Bank, and authorizing such financial consultant to provide such information and to engage in such discussions as may be requested from time to time by Agent or any Bank, with or without notice to or the presence of the Company or any Subsidiary.

    (h)
    The Borrowers agree that the Company shall, at all times, rather than only at the end of each fiscal quarter as set forth in Section 7.10, maintain Minimum Liquidity of not less than $25,000,000. In addition, the Borrowers agree that the Company shall maintain Minimum Liquidity in the following amounts on the dates specified below:

Period	Amount
6/21/02	$32,400,000
6/28/02	$36,700,000
7/5/02	$27,700,000
7/12/02	$28,400,000
7/19/02	$27,100,000
7/26/02	$25,100,000
8/2/02	$26,600,000
8/9/02	28,700,000
8/16/02	28,200,000
8/23/02 and each Friday thereafter	$30,000,000
    (i)
    Notwithstanding Sections 2.6 and 4.8 of the Credit Agreement, from and after the date of this Waiver, accrued interest on the unpaid principal of all Prime-based Advances shall be due and payable monthly, commencing on July 1, 2002, and on the first day of each month thereafter.

    (j)
    Notwithstanding Section 2.12 of the Credit Agreement, from and after the date of this Waiver, the Revolving Credit Facility Fee shall be due and payable monthly, commencing on July 1, 2002, and on the first day of each month thereafter.

        This Waiver is limited to the specific defaults and matters described above and shall not be deemed to be a waiver or consent to any other failure to comply with any provision of the Credit Agreement or any other Loan Document, or to apply to any other financial covenant or any other reporting period, or to amend or alter in any respect the term and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances), the Notes or any of the other Loan Documents, or to constitute a waiver or release by of the Banks or the Agent of any right, remedy, Default or Event of Default under the Credit Agreement or any other Loan Documents, except as specifically set forth above. Furthermore, this Waiver shall not affect in any manner whatsoever any rights or remedies of the Banks with respect to any other non-compliance by the Company or any Subsidiary with the Credit Agreement or the other Loan Documents (including without limitation any non-disclosure), whether in the nature of a Default or an Event of Default, and whether now in existence or subsequently arising; and any failure to comply with the terms of this Waiver shall be deemed to be an Event of Default under the Credit Agreement.

        By signing and returning a counterpart of this letter to the Agent, each Borrower acknowledges its acceptance of the terms of this letter. This Waiver shall not become effective unless and until countersigned by the Borrowers, and returned to the Agent on or before June 28, 2002 ("Approval Deadline"), accompanied by payment of a waiver fee of 37.5 basis points on the aggregate pro rata share of the Revolving Credit Aggregate Commitment and the Term Loan Maximum Amount of each Bank which approves this Waiver prior to such Approval Deadline, together with accrued interest and fees (at the amended rates set forth in this Waiver) to such date and reimbursement to Agent of all fees and expenses (including reasonable attorney fees) incurred since the date of closing under the Credit Agreement (through the effective date of the Waiver).

Very truly yours,

COMERICA BANK, as Agent
By:	/s/ WILLIAM B. MURDOCK
Its:	Vice President
Acknowledged and Accepted as of June 28, 2002:

MSC.SOFTWARE CORPORATION

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

MECHANICAL DYNAMICS, INC. successor by merger to MSC Acquisition II Corp.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

MDI INTERNATIONAL, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

MSC.INTERNATIONAL COMPANY

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

ADVANCED ENTERPRISE SOLUTIONS, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

TYRA TECHNOLOGIES, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

MARC ANALYSIS RESEARCH CORPORATION

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

KNOWLEDGE REVOLUTION, INC.

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

PDA ENGINEERING

By:	/s/ LOUIS A. GRECO
Its:	Chief Financial Officer

AUTHORIZATION OF WAIVER

The undersigned Bank hereby approves the waiver of certain provisions of the MSC.Software Corporation Revolving Credit and Term Loan Agreement on the terms and conditions set forth in the attached Waiver and authorizes the Agent to issue the foregoing Waiver to the Borrowers.

Comerica Bank [Bank]
By:	/s/ SCOTT LANE Name:

Its:	Vice President

Date: June 28, 2002

AUTHORIZATION OF WAIVER

The undersigned Bank hereby approves the waiver of certain provisions of the MSC.Software Corporation Revolving Credit and Term Loan Agreement on the terms and conditions set forth in the attached Waiver and authorizes the Agent to issue the foregoing Waiver to the Borrowers.

BNP Paribas [Bank]
By:	/s/ TJALLING TERPSTRA
/s/ JANICE S. H. HO Name:

Its:	Director
Director

Date: June 28, 2002

AUTHORIZATION OF WAIVER

The undersigned Bank hereby approves the waiver of certain provisions of the MSC.Software Corporation Revolving Credit and Term Loan Agreement on the terms and conditions set forth in the attached Waiver and authorizes the Agent to issue the foregoing Waiver to the Borrowers.

Bank of Nova Scotia [Bank]
By:	/s/ LIZ HANSON Name:

Its:	Director

Date: June 28, 2002

AUTHORIZATION OF WAIVER

The undersigned Bank hereby approves the waiver of certain provisions of the MSC.Software Corporation Revolving Credit and Term Loan Agreement on the terms and conditions set forth in the attached Waiver and authorizes the Agent to issue the foregoing Waiver to the Borrowers.

Key Corporate Capital, Inc. [Bank]
By:	/s/ JULIEN MICHAELS Name:

Its:	Vice President

Date: June 28, 2002

AUTHORIZATION OF WAIVER

The undersigned Bank hereby approves the waiver of certain provisions of the MSC.Software Corporation Revolving Credit and Term Loan Agreement on the terms and conditions set forth in the attached Waiver and authorizes the Agent to issue the foregoing Waiver to the Borrowers.

U.S. Bank National Association [Bank]
By:	/s/ SCOTT J. BELL Name:

Its:	Vice President

Date: June 28, 2002

ATTACHMENT 2
Replacement Schedule 1.1
Applicable Margin Grid
MSC. SOFTWARE CORP.
Revolving Credit and Term Loan Facility Agreement
(basis points per annum)

Periods	5/15/02 through 7/14/02	7/15/02 through 8/14/02	8/15/02 through 9/14/02	9/15/02 through 10/14/02	10/15/02 through 11/14/02	11/15/02 through 12/14/02	12/15/02 and thereafter
Revolving Credit Facility Fee	50	50	50	50	50	50	50
Revolving Credit Base Rate Margin	100	200	250	300	350	400	450
Term Loan Base Rate Margin	150	250	300	350	400	450	500
Letter of Credit Fees (exclusive of facing fees)	100	200	250	300	350	400	450
Term Loan Commitment Fee	25	25	25	25	25	25	25

*
As defined in the Revolving Credit and Term Loan Agreement.

QuickLinks

  Exhibit 10.2
AUTHORIZATION OF WAIVER
AUTHORIZATION OF WAIVER
AUTHORIZATION OF WAIVER
AUTHORIZATION OF WAIVER
AUTHORIZATION OF WAIVER
ATTACHMENT 2 Replacement Schedule 1.1 Applicable Margin Grid MSC. SOFTWARE CORP. Revolving Credit and Term Loan Facility Agreement (basis points per annum)